Exhibit 10.7

SUBSCRIPTION AGREEMENT

TO: The Directors of D. Boral ARC Acquisition II Corp. (the “Company”).

We hereby subscribe for 12,321,429 Class B ordinary shares of the Company (the “Shares”). In consideration for the issue of the Shares, we hereby agree and undertake to pay $25,000 to the Company.

We agree to accept the Shares subject to the Memorandum and Articles of Association of the Company and we authorize you to enter the following name and address in the register of members of the Company:

Name:	D. Boral ARC Sponsor II, LLC
Address:	590 Madison Avenue, 39th Floor
New York, NY 10022

D. Boral ARC Sponsor II, LLC

Signed:	/s/ David Boral
Name:	David Boral
Dated:	April 3, 2025

Accepted:

D. BORAL ARC ACQUISITION II CORP.

Signed:	/s/ John Darwin
Name:	John Darwin
Title:	Chief Financial Officer
Dated:	April 3, 2025